                                   Exhibit 11


                  COMPUTATION OF NET EARNINGS PER COMMON SHARE




                                               Three Months Ended
                                                    March 31,
                                           -------------------------
                                              1997           1996
                                           ----------     ----------
EARNINGS
Net Earnings                               $1,104,882     $1,241,828
                                           ==========     ==========

SHARES
Weighted Average Number
 of Common Shares Outstanding               4,788,858      4,735,314
Common Share Equivalents                       87,858         87,756
                                           ----------     ----------

Weighted Average Common
 Shares Outstanding and
 Equivalents                                4,876,716      4,823,070
                                           ==========     ==========

EARNINGS PER COMMON SHARE
Net Earnings                               $      .23     $      .26
                                           ==========     ==========